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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 30, 2004


                           AMERICAN VANTAGE COMPANIES
             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                         0-10061             04-2709807
------------------------------     -----------------------   ------------
(State or other Jurisdiction       (Commission File Number)  (IRS Employer
     of Incorporation)                                      Identification No.)


       4735 S. DURANGO DR., SUITE #105, LAS VEGAS, NEVADA          89128
       --------------------------------------------------          -----
          (Address of Principal Executive Offices)              (Zip Code)


         Registrant's telephone number, including area code:    (702) 227-9800
                                                                --------------


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On January 30, 2004, American Care Group, Inc. ("Subsidiary"), a wholly-owned subsidiary of American Vantage Companies ("Company"), completed the sale of approximately 40 acres of undeveloped land owned by the Company and located in North Las Vegas, Nevada. The sale was pursuant to an "Agreement for Purchase and Sale of Real Property and Escrow Instructions" (the "Agreement"), dated September 5, 2003, between Subsidiary and Centex Homes ("Buyer").

         The net proceeds, totaling $7,007,000, are anticipated to be utilized in the Company's previously announced strategy of expanding into areas of interest in the gaming, entertainment, media and lifestyle industries through mergers or acquisitions.

         The Company recognized a pre-tax gain of approximately $3,500,000 upon consummation of this land sale transaction.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

Number Exhibit -

         10.1 Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated September 5, 2003, between American Care Group, Inc. and Centex Homes.

         10.2 First Amendment to Purchase Agreement, dated September 29, 2003, between American Care Group, Inc. and Centex Homes.

         10.3 Amendment to Escrow Instructions, dated December 4, 2003, between American Care Group, Inc. and Centex Homes.

         99.1     Press release dated February 2, 2004


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                                    SIGNATURE



 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            AMERICAN VANTAGE COMPANIES




Date:  February 13, 2004    By:  /S/ ANNA M. MORRISON
                                 ----------------------------------------------
                                 Anna M. Morrison, Chief Accounting   Officer


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                                  EXHIBIT INDEX




     Exhibit No.   Description
     -----------   -----------

         10.1 Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated September 5, 2003, between American Care Group, Inc. and Centex Homes.

         10.2 First Amendment to Purchase Agreement, dated September 29, 2003, between American Care Group, Inc. and Centex Homes.

         10.3 Amendment to Escrow Instructions, dated December 4, 2003, between American Care Group, Inc. and Centex Homes.

         99.1     Press release dated February 2, 2004